Exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of Tredegar Corporation (the “Company”) for the quarter ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Norman A. Scher, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Norman A. Scher
—————————————
Norman A. Scher
Chief Executive Officer
May 12, 2003

A signed original of this written statement required by Section 906 has been provided to Tredegar Corporation and will be retained by Tredegar Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

This certificate is being submitted in accordance with the procedure provided in Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2003) for treatment as a document “accompanying” the Quarterly Report on Form 10-Q to which it is attached and not as a document “filed” as part of such Quarterly Report. This certificate shall not be deemed incorporated by reference into any of Tredegar Corporation’s Securities Act registration statements.

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